EXHIBIT 10.85.10

TENTH AMENDMENT

TO

CREDIT AGREEMENT

Dated as of June 1, 2006

This TENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is among MICROSEMI CORPORATION, a Delaware corporation (the “Borrower”), the several financial institutions party to the Credit Agreement referred to below (collectively, the “Lenders”; individually, a “Lender”), and COMERICA BANK, as administrative agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of April 2, 1999, as amended by the First Amendment to Credit Agreement dated as of June 25, 1999, the Second Amendment to Credit Agreement dated as of February 14, 2000, the Third Amendment to Credit Agreement dated as of April 2, 2001, the Fourth Amendment to Credit Agreement dated as of May 25, 2002, the Fifth Amendment to Credit Agreement dated as of December 5, 2002, the Sixth Amendment to Credit Agreement dated as of December 10, 2003, the Seventh Amendment to Credit Agreement dated as of March 31, 2004, the Eighth Amendment to Credit Agreement dated as of March 31, 2004, and the Ninth Amendment to Credit Agreement dated as of March 29, 2005 (as so amended the “Credit Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement).

(2) The Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement.

(3) The Administrative Agent and the Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower.

NOW, THEREFORE in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

(a) The definition of the term “Stated Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Stated Maturity Date’ means March 31, 2008.”

(b) Section 10.14 is amended entirely to read as follows:

“10.14. Waiver of Jury Trial. THE AGENT, THE LENDERS, THE L/C ISSUER AND THE BORROWER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH

PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.”

(c) Section 10.15 shall be added to the Agreement in the appropriate numerical context as follows:

“Section 10.15. Judicial Reference Provision.

(a) In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(b) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(d) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and

(iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL

APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.”

(d) Schedule 6.8 (Existing Subsidiaries) is amended to be in the form of Amended Schedule 6.8 attached hereto.

2. Conditions to Effectiveness. The amendments in Section 1 of this Amendment shall be effective as of the date hereof, subject to the Administrative Agent’s receipt of the following on or before June ____, 2006:

(a) counterparts of this Amendment executed by the Administrative Agent, the Borrower and all Lenders;

(b) a Third Amendment to Guaranty and a Third Amendment to Security Agreement;

(c) a Consent of Guarantors, in form and substance satisfactory to the Agent, duly executed by each Guarantor;

(d) certificates for all shares of the capital stock of Microsemi Corp. – Power Products Group and its domestic subsidiaries and stock powers endorsed in blank for each certificates; and

(e) such other documentation as the Administrative Agent or any Lender shall reasonably request.

3. Representations and Warranties. The Borrower represents and warrants as follows:

(a) Authority; Enforceability. The Borrower has the requisite corporate power and authority to execute, deliver and perform this Amendment, and to perform its obligations under the Credit Agreement as amended hereby. The execution, delivery and performance by the Borrower of this Amendment, and the consummation of the transactions contemplated hereby, have been duly approved by the Board of Directors of the Borrower and no other corporate proceedings on the part of the Borrower are necessary to consummate such transactions. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(b) Loan Document Representations and Warranties. The representations and warranties contained in each Loan Document are true and correct on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(c) Absence of Default. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

4. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”,

“thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed account of this Amendment.

[end of Amendment; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMERICA BANK, as Administrative Agent

By:	/s/ Jennifer S. Seto
Name:	Jenifer S. Seto
Title:	V.P.

Address:	Comerica Bank
500 North State College Boulevard
Suite 570
Orange, CA 92868
Telephone: 714-940-6767
Facsimile: 714-940-6719
Attention: Jennifer S. Seto

COMERICA BANK, as a Lender

By:	/s/ Jennifer S. Seto
Name:	Jenifer S. Seto
Title:	V.P.

Address:	Comerica Bank
500 North State College Boulevard
Suite 570
Orange, CA 92868
Telephone: 714-940-6767
Facsimile: 714-940-6719
Attention: Jennifer S. Seto

This Amendment is approved and
accepted as of the date first above written

MICROSEMI CORPORATION

By:	/s/ David R. Sonksen
Name:	David R. Sonksen
Title:	Executive Vice President, Chief
Financial Officer, Secretary and
Treasurer

Amended Schedule 6.8

MICROSEMI CORP. – INTEGRATED PRODUCTS

MICROSEMI CORP. – SCOTTSDALE

MICROSEMI CORP. – MASSACHUSETTS

MICROSEMI CORP. – COLORADO

MICROSEMIC CORP. – SANTA ANA

MICROSEMI CORP. – POWER PRODUCTS GROUP (f/k/a Advanced Power Technology, Inc.)

MICROSEMI CORP. – ADVANCED TECHNOLOGY CENTER (f/k/a Advanced Power Technology Colorado, Inc.)

MICROSEMI CORP. – MONTOGMERYVILLE (f/k/a Advanced Power Technology RF – Pennsylvania, Inc.)

MICROSEMI CORP. – RF POWER PRODUCTS (f/k/a Advanced Power Technology RF, Inc.)